UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2009
NetLogic Microsystems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50838	77-0455244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Charleston Road, Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 961-6676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 17, 2009, NetLogic Microsystems, Inc. (“NetLogic”) completed the purchase of intellectual property and other assets relating to IDT’s network search engine (“NSE”) business for approximately $100 million, which included NSE inventory valued at approximately $10 million, subject to price adjustment based on a determination of the actual amount of inventory within 45 days after the closing pursuant to an Asset Purchase Agreement dated April 30, 2009 (the “IDT NSE Acquisition”).

The terms of the acquisition were reported previously in the Current Report on Form 8-K filed on May 6, 2009.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The following financial statements of the IDT NSE Acquisition are included in this report:

Audited Statements of NWD Assets as of March 29, 2009 and March 30, 2008 and Statements of Revenues and Expenses Related to NWD Assets for each of the three years in the period ended March 29, 2009 and accompanying notes prepared by Integrated Device Technology, Inc.

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed financial information is being filed herewith:

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of March 31, 2009 and Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the year ended December 31, 2008 and for the three months ended March 31, 2009.

(d)	Exhibits

23.1	Consent of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Integrated Device Technology, Inc.:

We have audited the accompanying statements of assets and the statements of revenues and expenses related to certain assets of the network search engine business ("NWD Assets") of Integrated Device Technology, Inc. (“IDT") as of March 29, 2009 and March 30, 2008, and for each of the three years in the period ended March 29, 2009, as more fully described in Note 1. These financial statements are the responsibility of the management of IDT. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of NetLogic Microsystems, Inc., and are not intended to be a complete presentation of the NWD Assets’ financial position or results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the NWD Assets as of March 29, 2009 and March 30, 2008, and the revenues and expenses related to the NWD Assets for each of the three years in the period ended March 29, 2009, as described in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 16, 2009

INTEGRATED DEVICE TECHNOLOGY, INC.
STATEMENTS OF NWD ASSETS

(in thousands)

	March 31, 2009	March 31, 2008

Inventories	$8,125	$12,463
Acquisition-related intangible assets, net	-	1,680
Machinery and equipment, net	687	2,066
Total NWD Assets	$8,812	$16,209

The accompanying notes are an integral part of these financial statements.

INTEGRATED DEVICE TECHNOLOGY, INC.
STATEMENTS OF REVENUES AND EXPENSES RELATED TO NWD ASSETS

(in thousands)

	Fiscal Year Ended
	March 29, 2009	March 30, 2008	April 1, 2007
Revenue	$63,591	$92,602	$117,795
Costs and expenses:
Cost of revenues	38,692	54,240	60,115
Research and development	18,727	20,412	24,215
Selling, general and administrative	8,093	10,975	12,826
Restructuring	2,147	268	-
Acquisition-related intangible assets impairment	262	-	-
Total costs and expenses	67,921	85,895	97,156
Excess (Shortfall) of revenues over costs and expenses related to NWD Assets	$(4,330)	$6,707	$20,639

The accompanying notes are an integral part of these financial statements.

INTEGRATED DEVICE TECHNOLOGY, INC.
Notes to Financial Statements related to NWD Assets

Note 1
Overview and Basis of Presentation

Description of Transaction

On April 30, 2009, Integrated Device Technology, Inc. (“IDT” or the “Company”) signed a definitive agreement (the “Agreement”) to divest certain assets related to its network search engine business (the “NWD Assets”) to NetLogic Microsystems, Inc. The Company expects to complete this transaction on or about July 16, 2009. NetLogic is a publicly-traded fabless semiconductor company that designs, develops and markets high performance knowledge-based processors for a variety of advanced Internet, corporate and other networking systems.  The purchase consideration consists of approximately $100 million, which includes the sale of inventory currently estimated at $10 million and subject to adjustment after the closing date and the assumption of specified liabilities related to these assets. At closing, NetLogic Microsystems, at its option and subject to conditions under the agreement, may pay the entire purchase price in cash or pay approximately $70 million less the cost of inventory in cash and issue to the Company a $30 million secured promissory note payable in two equal installments on the first and second anniversaries of the closing date. The Company’s NWD Assets are part of the Communication reportable segment.

In connection with the transaction, the Company will provide certain transitional services and supply certain network search engine products to NetLogic for a limited time following the completion of the sale.

Basis of Presentation

Fiscal Years:

The Company's fiscal year ends on the Sunday nearest March 31. Fiscal 2009, 2008, and 2007 each included 52 weeks and ended on March 29, 2009, March 30, 2008 and April 1, 2007.

Financial Statement Preparation:

The accompanying financial statements of the NWD Assets as of  March 29, 2009 and March 30, 2008 and the revenues and expenses related to the NWD Assets for the year ended March 29, 2009, March 30, 2008 and April 1, 2007 have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The NWD Assets were not operated as a separate legal entity by the Company, but were an integrated part of the Company’s consolidated operations. The Company has not historically prepared separate financial statements for the NWD Assets in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been derived from the historical records of the Company in order to present statements of NWD Assets and statements of revenues and expenses related to the NWD Assets in accordance with accounting principles generally accepted in the United States of America. These statements are not intended to be a complete presentation of NWD Assets’ financial position or results of operations. The historical operating results of the NWD Assets may not be indicative of their results in the future.

All cash flow requirements of the NWD Assets were funded by the Company and cash management functions were not performed at the NWD Assets’ level. Therefore, a statement of cash flows, including cash flows from operating and financing activities, is not presented as the NWD Assets did not maintain a separate cash balance. However, certain cash flows from investing activities are disclosed in Note 7 below.

The statements of NWD Assets include only the specific assets that were sold in accordance with the terms of the Agreement. The statements of revenues and expenses related to the NWD Assets include primarily the revenues and expenses attributabe to the development, design, manufacture, sale and distribution of the products comprising the NWD Assets directly, including the allocation of certain indirect common costs, as described in Notes 2 and 3. The statements also include restructuring, stock-based compensation and acquired intangible assets impairment charges associated with the NWD Assets. Management believes that the allocations of direct and indirect costs are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economics of scale, differences in management judgment, or other factors. The statements of revenues and expenses do not include interest income and expense, other non-operating income and expenses, income taxes or any other indirect expenses not noted in Notes 2 and 3.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Note 2
Summary of Significant Accounting Policies

Inventories.   Inventories are recorded at the lower of standard cost (which approximates actual cost on a first-in, first-out basis) or market value.   Inventory held at consignment locations is included in finished goods inventory as the Company retains full title and rights to the product.  Inventory valuation include provisions for obsolete and excess inventory based on management’s forecasts of demand over specific future time horizons and reserves to value its inventory at the lower of cost or market which rely on forecasts of average selling prices (ASPs) in future periods.

Photomask sets.    Photomask sets are stated at cost.  Photomask sets acquired in conjunction with mergers or acquisitions are stated at estimated fair value at the time of acquisition.  For financial reporting purposes, photomask sets are depreciated using the straight-line method over estimated useful lives of 2 years.

Long-Lived Assets.    The Company accounts for long-lived assets, including purchased intangible assets, in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144).  The carrying values of such assets are evaluated for impairment at least annually or whenever events or circumstances indicate that the carrying values may not be recoverable. If estimated undiscounted cash flows are not sufficient to recover the carrying values, the affected assets are considered impaired and are written down to their estimated fair value, which is generally determined on the basis of discounted cash flows or outside appraisals.

Revenue Recognition.  The Company’s revenue results from semiconductors sold through three channels: direct sales to original equipment manufacturers (“OEMs”) and electronic manufacturing service providers (“EMSs”), consignment sales to OEMs and EMSs, and sales through distributors.   The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and our ability to collect proceeds is reasonably assured.  For direct sales, we recognize revenue in accordance with the applicable shipping terms. Revenue related to the sale of consignment inventory is not recognized until the product is pulled from inventory stock by the customer.

For distributors who have stock rotation, price protection and ship from stock pricing adjustment rights, the Company defers revenue and related cost of revenues on sales to these distributors until the product is subsequently sold by the distributor to an end-customer.  Subsequent to shipment to the distributor, the Company reduces product pricing through price protection based on market conditions, competitive considerations and other factors.  Price protection is granted to distributors on the inventory that they have on hand at the date the price protection is offered.  The Company also grants certain credits to its distributors on specially identified portions of the distributors’ business to allow them to earn a competitive gross margin on the sale of the Company’s products to their end customers.  As a result of our inability to estimate these credits, we have determined that the sales price to these distributors is not fixed or determinable until the final sale to the end-customer.

In the Asia Pacific region, we have distributors for which revenue is recognized upon shipment, with reserves recorded for the estimated return and pricing adjustment exposures.   The determination of the amount of reserves to be recorded for stock rotation rights requires the Company to make estimates as to the amount of product which will be returned by customers within their limited contractual rights.  The Company utilizes historical return rates to estimate the exposure in accordance with Statement of Financial Accounting Standards (SFAS) No. 48, Revenue Recognition When Right of Return Exists (SFAS 48).  In addition, from time-to-time, the Company is required to give pricing adjustments to distributors for product purchased in a given quarter that remains in their inventory.  These amounts are estimated by management based on discussions with customers, assessment of market trends, as well as historical practice.

Based on the terms in the agreements with our distributors and the application of this policy, the Company recognizes revenue once the distributor sells our products to an end-customer for North American and European distributors and recognizes revenue upon shipment to Japanese distributors and substantially all Asian distributors.

The Company includes shipping and handling costs billed to customers in net revenue.  The Company’s shipping and handling costs are included in cost of revenue.

Cost of Revenues. Cost of revenues includes all variable and fixed costs associated with manufacturing and testing the product, including the cost of goods purchased from third parties, direct labor, packaging supplies, fixed costs such as depreciation expense and excess and obsolete inventory charges. In addition, cost of revenues includes allocated costs of certain indirect manufactory overhead, including indirect labor and support functions such as quality assurance, manufactory accounting, logistics, information technology, shipping and handling costs and royalty expense.  As such, allocations are based on various measures relevant to the expenses, including the percentage of revenue projections at the beginning of each fiscal year and estimates of time devoted to activities for such expense and projected resources utilized.

Research and Development. Research and development expenses consist of costs related to the design and development of new products and process technology and are expensed as incurred. Research and development expenses also include certain expenses allocated to NWD Assets based upon management estimates of resources utilized. Management estimates of resources utilized are based on various measures relevant to the expenses being allocated, including estimates of time devoted to activities associated with the NWD Assets and percentage of revenue.

Selling, General and Administrative. Selling, general and administrative expenses consist primarily of costs related to product management, market planning, market operations and advertising. In addition, selling, general and administrative expenses include the allocation of certain corporate sales and marketing expenses based upon management estimates of resources utilized. Management estimates of resources utilized are based on various measures relevant to the expenses being allocated, including estimates of time devoted to activities associated with the NWD Assets and percentage of revenue.

Corporate Overhead Cost. Research and development and selling, general and administrative expenses include allocations for certain corporate-related activities incurred by the Company such as information technology, finance and accounting, human resources, procurement activities, legal and sales and marketing support, profit sharing plan and incentive compensation program.  These costs have been allocated to the NWD Assets using estimates that management believes to be a fairly reflection of the utilization of services provided to or benefits received by NWD assets.  The allocation methods vary, and are based on headcount, square footage occupied, management estimates of resources utilized and on the percentage of revenue projections at the beginning of each fiscal year.

Stock-based Compensation. The fair value of employee restricted stock units is equal to the market value of the Company’s common stock on the date the award is granted.  The Company estimates the fair value of employee stock options and the rights to purchase shares under the employee stock purchase plans using the Black-Scholes valuation model, consistent with the provisions of  Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123(R)).  Option-pricing models require the input of highly subjective assumptions, including the expected term of options, the determination of risk-free interest rates, and the expected price volatility of the stock underlying such options.  In addition, the Company is required to estimate the number of stock-based awards that will be forfeited due to employee turnover based on historical trends.

The Company updates the expected term of stock option grants annually based on its analysis of the stock option exercise behavior over a period of time. The interest rate is based on the average U.S. Treasury interest rate in effect during the applicable quarter.  The Company believes that the implied volatility of its common stock is an important consideration of current market conditions and a good indicator of the expected volatility of its common stock.  However, due to the limited volume of options freely traded over the counter, the Company believes implied volatility, by itself, it is not representative of the expected volatility of its common stock.  Therefore, upon adoption of SFAS 123(R) on April 3, 3006, the Company revised the volatility factor used to estimate the fair value of its stock-based awards, which now reflects a blend of historical volatility of its common stock and implied volatility of call options and dealer quotes on call options, generally having a term of less than twelve months.  The Company has not paid, nor does it have current plans to pay dividends on its common stock in the foreseeable future.

Product Warranty.    The Company maintains a reserve for obligations it incurs under its product warranty program. The standard warranty period offered is one year, though in certain instances the warranty period may be extended to as long as two years.  Management estimates the fair value of its warranty liability based on actual past warranty claims experience, its policies regarding customer warranty returns and other estimates about the timing and disposition of product returned under the program. The total warranty accrual was immaterial as of March 29, 2009 and March 30, 2008.

Note 3
Allocation of Indirect Costs

As described in Note 2, the Company allocated certain indirect costs to the accompanying statements of revenues and expenses related to the NWD Assets. The following table summarizes the allocated amounts:

	Fiscal Year Ended
(in thousands)	March 29, 2009	March 30, 2008	April 1, 2007

Cost of revenues	$1,445	$1,859	$3,547
Research and development	6,406	7,208	10,116
Selling, general and administrative	6,519	8,764	9,754
Total allocated indirect costs	$14,370	$17,831	$23,417

Note 4
Stock-Based Employee Compensation

Compensation Expense

Effective April 3, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (‘SFAS’) No. 123(R), ‘Share-Based Payment’ which requires the Company to measure and recognize compensation expenses for all stock-based payment awards, including employee stock options, restricted stock units (RSUs) and rights to purchase shares under employee stock purchase plans (ESPP), based on their estimated fair value and recognize the costs in the financial statements over the employees’ requisite service periods.

The following table summarizes stock-based compensation expense by line items appearing in the NWD’s Statements of Revenues and Expenses:

	Fiscal Year Ended
(in thousands)	March 29, 2009	March 30, 2008	April 1, 2007

Research and development	$1,447	$1,778	$1,839
Selling, general and administrative	172	219	608
Total allocated indirect costs	$1,619	$1,997	$2,447

Stock-based compensation expense recognized in the Statements of Revenues and Expenses Related to NWD Assets is based on awards ultimately expected to vest and is for all share-based payment awards granted to the direct employees of NWD assets under the Company’s equity incentive programs. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company attributes the value of stock-based compensation to expense on an accelerated method.

Valuation Assumptions

The Company uses the Black-Scholes option-pricing model as its method of valuation for stock-based awards granted beginning in fiscal 2007. The Company’s determination of the fair value of stock-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards, as well as the expected term of the awards.  The valuation assumptions used and the weighted average grant date fair value resulting from these assumptions for NWD Assets are consistent with those reported in the Company’s annual report on Form 10-K for fiscal 2009, 2008 and 2007.

	Fiscal Year Ended
	March 29, 2009	March 30, 2008	April 1, 2007
Stock option plans:
Expected Term	4.60 years	4.66 years	4.88 years
Risk-free interest rate	2.67%	4.57%	4.98%
Volatility	42.5%	43.1%	50.9%
Dividend Yield	0.0%	0.0%	0.0%
Weighted average grant-date fair value	$3.66	$6.13	$7.50
ESPP:
Expected Term	0.25 years	0.25 years	0.25 years
Risk-free interest rate	0.94%	4.30%	4.91%
Volatility	48.3%	30.5%	34.9%
Dividend Yield	0.0%	0.0%	0.0%
Weighted average grant-date fair value	$1.87	$2.82	$3.39

Note 5
Restructuring

In March 2009, after carefully consideration of the market, revenue and prices for search engines, the Company decided to restructure the NWD business.  As part of this restructuring action, the Company reduced approximately 56 positions in this business.  The Company recorded restructuring expense of $2.1 million for severance payments, payments under federal, state and province notice statutes and retention and other benefits associated with this restructuring action in fiscal 2009, of which $0.5 million was paid in fiscal 2009. Currently, the Company expects to complete this restructuring action and pay the outstanding amount in the second quarter of fiscal 2010.

As part of an effort to streamline operations with changing market conditions and to create a more efficient organization, the Company took a restructuring action in fiscal 2008.  As part of this restructuring action, the Company reduced approximately 8 positions in the NWD business.  The Company recorded restructuring expenses of $0.3 million for severance and retention payments under associated with this restructuring action in fiscal 2008.  This restructuring action was completed in fiscal 2009 and the severance and retention payments were made by fiscal 2009.

Note 6
Intangible Assets

Identified intangible asset balances are summarized as follows:

	March 29, 2009
(in thousands)	Gross assets	Accumulated amortization	Net assets
Identifiable intangible assets:
Existing technology	$8,168	$(8,168)	$-
Trademarks	130	(130)	-
Customer relationships	5,162	(5,162)	-
Non-compete agreements	1,458	(1,458)	-
Other	94	(94)	-
Total	$15,012	$(15,012)	$-

	March 30, 2008
(in thousands)	Gross assets	Accumulated amortization	Net assets
Identifiable intangible assets:
Existing technology	$8,420	$(7,232)	$1,188
Trademarks	140	(110)	30
Customer relationships	5,162	(4,700)	462
Non-compete agreements	1,458	(1,458)	-
Other	94	(94)	-
Total	$15,274	$(13,594)	$1,680

In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, long-lived assets are reviewed whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of long-lived assets is measured by a comparison of the carrying amount of the asset group to the future undiscounted net cash flows expected to be generated by those assets. If such assets are considered to be impaired, the impairment charge recognized is the amount by which the carrying amounts of the assets exceeds the fair value of the assets. During fiscal 2009, the Company performed an impairment analysis of its long-lived assets, including the intangible assets. The analysis indicated that certain existing technology and trademarks intangible assets were not recoverable as the sum of their estimated future undiscounted cash flows were below the asset’s carrying value and accordingly, the Company estimated the fair value of these identified assets using a discounted cash flow analysis to measure the impairment loss. As a result of this analysis, the Company wrote off the difference between the identified intangible assets’ estimated fair values and the carrying values and recognized an impairment charge of $0.3 million in fiscal 2009.

Amortization expense for identified intangibles is summarized below:

	Fiscal Year Ended
(in thousands)	March 29, 2009	March 30, 2008	April 1, 2007

Existing technology	$936	$1,556	$1,556
Trademarks	20	20	20
Customer relationships	462	1,105	1,105
Non-compete agreements	-	-	274
Total	$1,418	$2,681	$2,955

The intangible assets were amortized over estimated useful lives of three to seven years.

Note 7
Balance Sheet Detail

(in thousands)	March 31, 2009	March 31, 2008

Inventories
Work-in-process	$5,604	$8,120
Finished goods	2,521	4,343
Total inventories	$8,125	$12,463

Machinery and equipment, net
Photomasks	$8,988	$8,988
Less: accumulated depreciation	(8,301)	(6,922)
Total photomasks, net	$687	$2,066

Cash used to purchase machinery and equipment was $2.5 million and $0.5 million in fiscal 2008 and 2007. The Company did not make any purchase of machinery and equipment in fiscal 2009.

Note 8
Geographic Information

Revenues from unaffiliated customers by geographic areas, based on the customers' shipment locations, were as follows:

	Fiscal Year Ended
(in thousands)	March 29, 2009	March 30, 2008	April 1, 2007

Asia Pacific	$41,115	$53,357	$58,322
Americas	18,066	35,861	55,138
Japan	3,296	1,810	1,567
Europe	1,114	1,574	2,768
Total revenues	$63,591	$92,602	$117,795

The Company estimates that end-customer sales to Cisco through all sales channels represented approximately 77%, 90%, and 87% of NWD revenues in fiscal 2009, 2008 and 2007, respectively.

ITEM 9.01 (b)	PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated balance sheet gives the effect of the purchase by NetLogic Microsystems, Inc. of intellectual property and other assets relating to Integrated Device Technology, Inc.’s (“IDT”) network search engine (“NSE”) business for $100 million, including approximately $10 million in NSE inventory, pursuant to an Asset Purchase Agreement dated April 30, 2009 (the “IDT NSE Acquisition”).

The transaction was accounted for as a business combination under Statement of Financial Accounting Standards No. 141(R), Business Combinations (“SFAS 141(R)”) , and accordingly, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined consolidated financial information, is allocated to the net tangible and intangible assets, and goodwill of the IDT NSE business in connection with the asset purchase agreement, based on the estimated fair values as of the completion of the acquisition. In accordance with SFAS No. 141(R), we are required to recognize the assets acquired, and the liabilities assumed, at their fair values as of the acquisition date.  Significant assumptions and estimates have been made in determining the purchase price and the allocation of the purchase price in the unaudited pro forma condensed combined financial statements.  These preliminary estimates and assumptions are subject to change during the purchase price measurement period as we finalize the valuations of the net tangible assets and intangible assets.  In particular, the final valuation of identifiable intangible assets and associated tax effects may change significantly from our preliminary estimates.  These changes could result in material variances between our future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair value recorded, as well as expenses associated with these items.

The NSE business was not operated as a stand-alone business, but was an integrated part of IDT’s consolidated business. As such, no separate audited financial statements of the NSE assets acquired have ever been prepared and IDT did not maintain the distinct and separate accounts necessary to prepare the full financial statements of its NSE business. The statements of NSE assets acquired include only the specific assets related to the NSE business that were sold to NetLogic. The statements of revenues and expenses related to the NSE business include the net revenues and operating expenses directly attributable to the development, manufacture, sale and distribution of NSE products as well as an allocation of corporate research and development, selling, general and administrative expenses. IDT management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgment, a requirement for more or fewer employees, and other factors. Future results of operations and financial position could differ materially from the historical amounts presented herein. The statements of revenues and expenses related to the NSE business do not include interest income, income taxes or any other indirect expenses not noted above. Complete financial statements for the NSE business were not prepared as the NSE business did not solely constitute a separate reportable segment of IDT and therefore it was impracticable to prepare full financial statements as required by Rule 3-05 of Regulation S-X.

The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2009 gives effect to the purchase as if it had occurred on March 31, 2009 and combines the historical balance sheet of NetLogic at March 31, 2009 and the statement of NWD assets at March 29, 2009. The NetLogic unaudited condensed consolidated balance sheet information was derived from its Quarterly Report on 10-Q for the three months ended March 31, 2009. The statement of NWD assets was derived from the audited statement of NWD assets as of March 29, 2009 included herein.

The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2008 and the three months ended March 31, 2009 gives effect to the purchase as if it had occurred on January 1, 2008.  Due to the different fiscal period ends, the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2008 combines the historical statement of operations of NetLogic for the year ended December 31, 2008 and the statement of revenues and expenses related to NWD assets for the fiscal year ended March 29, 2009.  The unaudited pro forma condensed combined consolidated statement of operations for the three months ended March 31, 2009 combines the historical statement of operations of NetLogic for the three months ended March 31, 2009 and the statement of revenues and expenses related to NWD assets for the three months ended March 29, 2009.  The NetLogic condensed consolidated statement of operations information for the year ended December 31, 2008 was derived from the consolidated statements of operations included in its Annual Report on 10-K for the year ended December 31, 2008. The NetLogic condensed consolidated statement of operations information for the three months ended March 31, 2009 was derived from its Quarterly Report on Form 10-Q for the three months ended March 31, 2009. The statement of revenues and expenses related to NWD assets was derived from the audited statements of revenues and expenses related to NWD assets for the fiscal year ended March 29, 2009 included herein, and unaudited statement of revenues and expenses related to NWD assets for the three months ended March 29, 2009 prepared by IDT.

The unaudited pro forma condensed combined consolidated financial statements have been prepared by NetLogic management for illustrative purposes only and are not necessarily indicative of the condensed consolidating financial position or the results of operations in future periods or the results that actually would have been realized had NetLogic and the NSE business been operating as a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of these statements. The unaudited pro forma condensed combined consolidated financial statements, including any notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of NetLogic included in its Form 10-K for the fiscal year ended December 31, 2008 and Form 10-Q for the three months ended March 31, 2009 filed with the Securities and Exchange Commission.

NETLOGIC MICROSYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AT MARCH 31, 2009
(in thousands)

	Historical
	NetLogic at March 31, 2009	NWD Assets at March 29, 2009	Pro Forma Adjustments (Note 2)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$69,134	$-	$(63,688)	(a)	$5,446
Short-term investments	19,741	-	-		19,741
Accounts receivables, net	8,283	-	-		8,283
Inventories	10,900	8,125	5,700	(b)	24,725
Deferred income taxes	2,908	-	-		2,908
Prepaid expenses and other current assets	3,890	-	-		3,890
Total current assets	114,856	8,125	(57,988)		64,993
Property and equipment, net	4,826	687	-		5,513
Goodwill	68,712	-	22,888	(c)	91,600
Intangible asset, net	36,213	-	62,600	(c)	98,813
Other assets	5,197	-	513	(d)	5,710
Total assets	$229,804	$8,812	$28,013		$266,629
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$8,297	$-	$-		$8,297
Accrued liabilities	10,141	-	825	(e)	10,966
Deferred margin	625	-	-		625
Notes payable, current	-	-	9,798	(a)	9,798
Software licenses and other obligations, current	774	-	-		774
Total current liabilities	19,837	-	10,623		30,460
Line of credit, long-term	-	-	7,000	(a)	7,000
Notes payable, long-term	-	-	19,827	(a)	19,827
Software licenses and other obligations, long-term	41	-	-		41
Other liabilities	9,433	-	-	(c)	9,433
Total liabilities	29,311	-	37,450		66,761
Stockholders' equity
Common stock	219	-	-		219
Additional paid-in capital	280,161	-	-		280,161
Parent's investment in NSE business	-	8,812	(8,812)	(f)	-
Accumulated other comprehensive income	11	-	-		11
Accumulated deficit	(79,898)	-	(625)	(e)	(80,523)
Total stockholders' equity	200,493	8,812	(9,437)		199,868
Total liabilities and stockholders' equity	$229,804	$8,812	$28,013		$266,629

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

NETLOGIC MICROSYSTEMS, INC
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008
(in thousands, except per share amounts)

	Historical
	NetLogic for Year Ended December 31, 2008	NWD Assets for Year Ended March 29, 2009	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Revenue	$139,927	$63,591	$-		$203,518
Cost of revenue	61,616	38,692	8,782	(g)	109,090
Gross profit	78,311	24,899	(8,782)		94,428
Total costs and expenses:
Research and development	51,607	18,727	-		70,334
Selling, general and administrative	26,567	8,093	-		34,660
Restructuring costs	-	2,147	-		2,147
Intangible asset impairment	-	262	-		262
Total costs and expenses	78,174	29,229	-		107,403
Income (loss) from operations	137	(4,330)	(8,782)		(12,975)
Interest and other income (expense), net	1,503	-	(2,617)	(h)	(1,114)
Income (loss) before income taxes	1,640	(4,330)	(11,399)		(14,089)
Benefit from income taxes	(1,937)	-	(955)	(i)	(2,892)
Net income (loss)	$3,577	$(4,330)	$(10,444)		$(11,197)
Net income (loss) per share - Basic	$0.17				$(0.52)
Net income (loss) per share - Diluted	$0.16				$(0.52)
Shares used in calculation - Basic	21,472				21,472
Shares used in calculation - Diluted	22,314		(842)	(j)	21,472

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

NETLOGIC MICROSYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2009
(in thousands, except per share amounts)

	Historical
	NetLogic for Three Months Ended March 31, 2009	NWD Assets for Three Months Ended March 29, 2009	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Revenue	$30,366	$8,231	$-		$38,597
Cost of revenue	13,544	6,195	2,196	(g)	21,935
Gross profit	16,822	2,036	(2,196)		16,662
Total costs and expenses:
Research and development	12,198	3,699	-		15,897
Selling, general and administrative	6,814	1,914	-		8,728
Restructuring costs	-	2,147	-		2,147
Intangible asset impairment	-	262	-		262
Total costs and expenses	19,012	8,022	-		27,034
Loss from operations	(2,190)	(5,986)	(2,196)		(10,372)
Interest and other income (expense), net	173	-	(537)	(h)	(364)
Loss before income taxes	(2,017)	(5,986)	(2,733)		(10,736)
Provision for (benefit from) income taxes	1,900	-	(215)	(i)	1,685
Net loss	$(3,917)	$(5,986)	$(2,518)		$(12,421)
Net loss per share - Basic	$(0.18)				$(0.57)
Net loss per share - Diluted	$(0.18)				$(0.57)
Shares used in calculation - Basic	21,838				21,838
Shares used in calculation - Diluted	21,838				21,838

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

NETLOGIC MICROSYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

1. PURCHASE PRICE ALLOCATION

Preliminary Fair Value of Consideration Transferred

On July 17, 2009, we purchased intellectual property and other assets relating to IDT’s NSE business for $100 million, including $10 million in NSE inventory in cash.  The NSE inventory acquired is subject to post-closing adjustments, pursuant to the asset purchase agreement.   For purposes of this pro forma presentation, the purchase consideration was estimated to be $100 million.

Preliminary Allocation of Consideration Transferred

The acquisition was accounted for as a business combination under SFAS 141(R).  The estimated total purchase price of $100 million was allocated to the net tangible and intangible assets based on their fair values as of the date of the completion of the acquisition as follows (in thousands):

Inventory	$13,825
Machinery and equipment, net	687
Amortizable intangible assets:
Composite intangible assets	62,600
Goodwill	22,888
Total	$100,000

As of the effective date of the acquisition, inventories are required to be measured at fair value.  NetLogic does not have detailed information at this time as to the specific finished goods or stage of completion of work-in-progress.  The preliminary fair value adjustment to inventory of $5.7 million is based on assumptions applied at an aggregate level to the March 31, 2009 IDT NSE inventory balance.

Composite intangible assets consisted of products which have reached technological feasibility and include IDT’s search accelerator, network search engine and route accelerator product families.  The value of the developed technology was determined by discounting estimated net future cash flows of these products.  We are amortizing these composite intangible assets on a straight-line basis over estimated lives of 2 to 9 years.

Of the total estimated purchase price paid at the time of acquisition, approximately $22.9 million has been allocated to goodwill.  Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets and is deductible for tax purposes.  Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets was expected benefits from economies of scale by combining the IDT NSE business with NetLogic’s business.  In accordance with SFAS 142, goodwill will not be amortized but instead be tested for impairment at least annually and more frequently if certain indicators of impairment are present.  In the event that management determines that the value of goodwill has become impaired, we will record an impairment charge during the fiscal quarter in which the determination is made.

On June 19, 2009, NetLogic and its material subsidiaries entered into a credit agreement with a group of financial institutions to provide $55 million of new credit facilities for a three-year term.  The credit facilities consist of a $25 million senior secured revolving credit facility and $30 million of senior secured term loans.  The proceeds of the loans are expected to finance a portion of the purchase consideration for IDT NSE business.  Borrowings under the credit facility bear interest at annual rate equal to the higher of the leading bank’s prime rate or the Federal Funds Effective Rate plus 0.50% plus a margin ranging from 0.50% to 1.75%.

2. PRO FORMA ADJUSTMENTS

The pro forma adjustments, included in the unaudited pro forma condensed combined consolidated balance sheet and statement of operations, are as follows:

(a)
To record the payment of estimated cash consideration for the IDT NSE acquisition of $100,000,000, payment of NetLogic’s credit facility fee of $688,000, net of proceeds from the facility drawdown of $37,000,000 to partially finance the IDT NSE acquisition.  A portion of facility fees related to the line of credit (of $313,000) is recorded as a deferred charge while the remaining balance (of $375,000) is recorded as reductions to the notes payable balances.

(b)
To record acquired finished good inventories at estimated selling prices less selling cost and acquired work-in-progress inventories at estimated selling prices less estimated manufacturing and selling cost.

(c)
To record acquired intangible assets, goodwill and deferred taxes resulting from the transaction.  The deferred tax liability associated with the estimated fair value adjustments of assets to be acquired and liabilities to be assumed is recorded at an estimated 10% weighted average statutory tax rate in the jurisdictions where the fair value adjustments may occur.

(d)	To record a portion of the credit facility fee relating to the line of credit of $313,000 and other transaction fees of $200,000 related to the credit agreement as deferred charges.

(e)
To record NetLogic’s direct acquisition costs payable of $625,000 and direct financing costs payable of $200,000 for legal, accounting, valuation and other professional services.  Direct acquisition costs are charged to the accumulated deficit.  Direct financing costs are included as deferred charges.

(f)	To eliminate IDT’s investment in NSE.

(g)	To record the amortization of intangible assets arising from the IDT NSE acquisition.

(h)
To record the amortization of deferred charges, accretion of debt discounts and estimated interest expenses in connection with debt financing of the acquisition.  Deferred charges are amortized on a straight-line basis over the contractual term of the facility.  The debt discount is accreted on the effective interest rate method over the contractual term of the notes payable.  Interest expense is estimated based on current rates and is subject to market rate fluctuations during the facility term.

	Estimated Value	Expected Life	Expense for Twelve Months Ended December 31, 2008	Expense for Three Months Ended March 31, 2009
	(in thousands, except for expected life data)
Amortization of deferred charges	$513	3 years	$171	$43
Accretion of debt discounts	375	3 years	202	38
Interest expense			2,244	456
Total			$2,617	$537

(i)
Adjustment to record the income tax impact of the pro forma adjustments at the weighted average estimated statutory income tax rates of 8% for the three months ended March 31, 2009 and 8% for the year ended December 31, 2008, applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded.

(j)	Adjustment to remove the effect of potential common shares due to the diluted net loss per share being presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLOGIC MICROSYSTEMS, INC.

Date: July 20, 2009	By:	/s/ Michael Tate
Michael Tate Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description
23.1	Consent of Independent Registered Public Accounting Firm